                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

   PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES AND EXCHANGE ACT OF 1934

                          DATE OF REPORT: MAY 1, 1998
                       (Date of earliest event reported)

                             METAL MANAGEMENT, INC.
             (Exact name of registrant as specified in the charter)

          DELAWARE                   0-14836             94-2835068
      (State or other
  jurisdiction..............  (Commission File No.)     (IRS Employer
     of incorporation)                               Identification No.)

                         500 DEARBORN STREET, SUITE 405
                            CHICAGO, ILLINOIS 60610
                    (Address of Principal Executive Offices)

                                 (312) 645-0700
               Registrant's telephone number including area code)

                                      N/A
         (Former name or former address, if changed since last report)

ITEM 5. OTHER EVENTS

     In the normal course of its business, Metal Management, Inc., a Delaware corporation, and its subsidiaries (collectively, the "Company"), in an effort to help keep its stockholders and the public informed about the Company's operations, may from time to time issue or make certain statements, either in writing or orally, that are or contain forward-looking statements, as that term is defined in the U.S. federal securities laws. Generally, these statements relate to business plans or strategies, projected or anticipated benefits from acquisitions made by or to be made by the Company, projections involving anticipated revenues, earnings, profitability or other aspects of operating results or other future developments in the affairs of the Company or the industry in which it conducts business. The words "expect," "believe," "anticipate," "project," "estimate" and similar expressions are intended to identify forward-looking statements. The Company cautions readers that such statements are not guarantees of future performance or events and are subject to a number of factors that may tend to influence the accuracy of the statements and the projections upon which the statements are based, including but not limited to those discussed below. All phases of the Company's operations are subject to a number of uncertainties, risks, and other influences, many of which are outside the control of the Company, and any one of which, or a combination of which, could materially affect the financial condition or results of operations of the Company, the trading price of the Company's common stock, $.01 par value per share ("Common Stock"), and whether forward-looking statements made by the Company ultimately prove to be accurate.

     The following discussion outlines certain factors that could affect the Company's financial condition, results of operations or future prospects and cause them to differ materially from those that may be set forth in forward-looking statements made by or on behalf of the Company.

                                  RISK FACTORS

LEVERAGE; ABILITY TO SERVICE INDEBTEDNESS; CAPITAL REQUIREMENTS

     As reflected in the Company's periodic reports filed from time to time under the Securities Exchange Act of 1934, as amended, the Company is, and may continue to be, highly leveraged. The degree to which the Company is leveraged could have important consequences to the Company, including, but not limited to, the following: (i) a substantial portion of the Company's cash flow from operations will be required to be dedicated to debt service and will not be available to the Company for its operations; (ii) the Company's ability to obtain additional financing in the future for acquisitions, capital expenditures, working capital or general corporate purposes could be limited;
(iii) the Company will have increased vulnerability to adverse general economic and scrap metals industry conditions; and (iv) the Company may be vulnerable to higher interest rates because borrowings under certain of its credit arrangements are at variable rates of interest. The Company's ability to make scheduled payments of principal, to pay interest on or to refinance its indebtedness depends on its future performance and financial results, which, to a certain extent, are subject to general economic, financial, competitive, legislative, regulatory and other factors beyond the Company's control. There can be no assurance that the Company's business will generate sufficient cash flow from operations or that future working capital borrowings will be available in an amount sufficient to enable the Company to service its indebtedness or make necessary capital expenditures.

     Implementing the Company's acquisition strategy will require substantial amounts of capital. The Company will need large amounts of cash in order to fund the cash portion of current pending and future acquisitions. There can be no assurance that sufficient funds for these acquisitions will be available on acceptable terms, if at all. Failure to raise sufficient capital when required or needed could adversely affect the implementation of the Company's acquisition strategy.

RESTRICTIONS IMPOSED BY INDEBTEDNESS

     The Company's Senior Credit Facility contains, and future financings of the Company are likely to contain, covenants that, among other things and subject to certain exceptions, restrictions on the

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ability of the Company to incur additional indebtedness, pay dividends, prepay subordinated indebtedness, dispose of certain assets, create liens and make certain investments or acquisitions, and otherwise restrict corporate activities. In addition, under the Senior Credit Facility, the Company is required to satisfy specified financial covenants, including an interest coverage ratio and ratio of capital expenditures to consolidated revenues. The ability of the Company to comply with such provisions may be affected by general economic conditions and other events beyond the Company's control. The breach of any of these covenants could result in a default under the Senior Credit Facility. In the event of any such default, depending on the actions taken by the lenders under the Senior Credit Facility, such lenders could elect to declare all amounts borrowed under the Senior Credit Facility, together with accrued interest, to be due and payable..

POTENTIAL SUBSTANTIAL DILUTION TO EXISTING STOCKHOLDERS; REGISTRATION RIGHTS

     The Company's amended certificate of incorporation authorizes the issuance of: (i) 80,000,000 shares of Common Stock, of which 31,243,124 were issued and outstanding as of March 5, 1998; (ii) 4,000,000 shares of "blank check" preferred stock ("Preferred Stock"), of which 59,000 have been designated as either Series A or Series B Preferred Stock (as defined herein) and 41,077 of which were issued and outstanding as of March 5, 1998. The Company's board of directors has the authority to issue additional shares of common or preferred shares, or securities convertible or exercisable into such shares such as options or warrants, as the case may be for a variety of purposes including as consideration for additional acquisitions. These additional shares may be issued, or be subject to exercise, at prices below prevailing market prices of the Common Stock or at prices below the Company's book value. Common Stock sold at such a discount would result in dilution to the then-existing stockholders of the Company as well as reduce each stockholders' percentage ownership interest in the Company. Further, the Company may issue additional shares of preferred stock on terms and conditions which may discourage, impede or prevent a merger, tender offer or proxy contest even though such an event may be favorable to the interest of stockholders as a whole. Any registration statement filed by the Company relating to the Common Stock will increase the number of shares available for sale in the public market and may have an adverse impact on the market price of the Common Stock.

POTENTIAL INABILITY TO CONTROL OR MANAGE GROWTH OR TO SUCCESSFULLY INTEGRATE ACQUIRED BUSINESSES

     The Company intends to continue to actively pursue mergers and acquisitions in the scrap metals recycling industry. There can be no assurance that the Company will be successful in acquiring other entities or that it will be able to effectively manage these acquired entities. The Company's ability to achieve its expansion objectives and to manage its growth effectively depends on a variety of factors, including the ability to identify appropriate acquisition targets and to negotiate acceptable terms for their acquisition, the integration of new businesses into the Company's operations, the achievement of cost savings and the availability of capital. The inability to control or manage growth effectively or to successfully integrate new businesses into the Company's operations would have a material adverse effect on the Company's results of operations and financial condition. Depending on the nature and size of these transactions, if any, the Company may experience working capital and liquidity shortages. There can be no assurance that additional financing will be available on terms and conditions acceptable to the Company, if at all.

LIMITED OPERATING HISTORY; HISTORY OF OPERATING LOSSES

     The Company has only recently entered the scrap metals recycling industry. Accordingly, past financial performance should not be considered as a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. Due to the limited experience of management in effecting a consolidation strategy on the scale being pursued by the Company, there can be no assurance that the Company will be able to successfully effect its consolidation strategy, even if the Company is able to acquire other entities on acceptable terms and conditions. In addition, none of the Company's existing subsidiaries has, and only a limited

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number of the Company's future acquisitions likely will have, experience operating as a subsidiary of a public holding company subject to formal accounting and reporting requirements. The Company will be required to continue to devote significant management time and capital to enhance information systems and to improve and monitor internal controls, as well as to recruit managers with appropriate skills to insure the timeliness and accuracy of financial reports. The success of the consolidation strategy depends in part on the ability of the Company's management to oversee diverse operations and to successfully integrate processing, marketing and other resources.

     In addition, the Company's EMCO Recycling Corp. (now Metal Management Arizona, Inc.) subsidiary has incurred operating losses and required capital infusions since its acquisition in April 1996. There can be no assurance that the Company will not be required to provide additional funding to Metal Management Arizona, Inc. Further, there can be no assurance that existing or future subsidiaries will not require similar infusions or that the Company will be able to provide such fundings if needed. The need to provide this funding or its inability to do so could have a material adverse effect on the Company's results of operations or financial condition.

CYCLICALITY OF THE METALS RECYCLING INDUSTRY

     The operating results of the scrap metals recycling industry in general, and the Company's operations specifically, are highly cyclical in nature as they tend to reflect and be amplified by general economic conditions. Historically, in periods of national recession or periods of minimal economic growth, the operations of scrap metals recycling companies have been materially and adversely affected. For example, during recessions or periods of minimal economic growth, the automobile and the construction industries typically experience major cutbacks in production, resulting in decreased demand for steel, copper and aluminum and significant fluctuations in demand and pricing for the Company's products. Future economic downturns in the national economy would likely materially and adversely affect the Company's results of operations and financial condition. The ability of the Company to withstand significant economic downturns in the future will depend in part on the level of the Company's capital and liquidity.

POTENTIAL INABILITY TO COMPLETE PENDING ACQUISITIONS

     The Company engages in discussions with third parties regarding potential acquisitions of companies or businesses in the metals recycling industry. If the parties are able to agree generally on the nature, terms and conditions of a transaction, a letter of intent is typically prepared to reflect this understanding. In many cases, these letters of intent are structured as "binding letters of intent" to purchase the business, although each such letter of intent is still generally subject to a number of terms and conditions, including but not limited to negotiation and execution of definitive purchase agreements. In addition, each potential acquisition may be subject to additional contingencies specific to that acquisition. There can be no assurance that any such potential acquisition will result in the execution of a definitive agreement or that such acquisition will be completed on terms and conditions acceptable to the Company, if at all.

COMMODITY PRICE RISK

     Although the Company has a policy of turning over its inventory of raw or processed scrap metals as rapidly as possible, the Company is exposed to commodity price risk during the period that it has title to products that are held in inventory for processing and/or resale. Prices of commodities can be volatile due to numerous factors beyond the Company's control, including general economic conditions, labor costs, competition, availability of scrap metal substitutes, import duties, tariffs and currency exchange rates. In an increasing price environment, competitive conditions may limit the Company's ability to pass on price increases to its customers. In a decreasing price environment, the Company may not have the ability to fully recoup the cost of raw scrap it processes and sells to its customers. The lack of long-term purchase agreements with the Company's significant customers also may exacerbate this risk.
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COMPREHENSIVE REGULATORY REQUIREMENTS.

     The Company is subject to significant government regulation, including stringent environmental laws and regulations. Among other things, these laws and regulations impose comprehensive local, state, federal, foreign and supranational statutory and regulatory requirements concerning, among other matters, the treatment, acceptance, identification, storage, handling, transportation and disposal of industrial by-products, hazardous and solid waste materials, waste water, stormwater effluent, air emissions, soil contamination, surface and groundwater pollution, employee health and safety, operating permit standards, monitoring and spill containment requirements, zoning, and land use, among others. Various laws and regulations set prohibitions or limits on the release of contaminants into the environment. Such laws and regulations also require permits to be obtained and manifests to be completed and delivered in connection with any shipment of prescribed materials so that the movement and disposal of such material can be traced and the persons responsible for any mishandling of such material can be identified. This regulatory framework imposes significant compliance burdens, costs and risks on the Company. Violation of such laws and regulations may give rise to significant liability to the Company, including fines, damages, fees and expenses.

     Releases of certain industrial by-products and waste materials are subject to particular laws and regulations. Although the specific provisions of laws and regulations related to such releases vary among jurisdictions, such laws and regulations typically require that the relevant authorities be notified promptly, that the release be cleaned up promptly, and that remedial action be taken by the responsible party and/or owner of the site to restore the environment to levels protective of human health and the environment. Generally, the governmental authorities are empowered to act to clean up and remediate releases and environmental damage and to charge the costs of such cleanup to one or more of the owners of the property, the person responsible for the spill, the generator of the contaminant and certain other parties or to direct the responsible party to take such action. These authorities may also impose a tax or other liens to secure such parties' reimbursement obligations. Environmental laws and regulations impose strict operational requirements on the performance of certain aspects of hazardous or toxic substance remediation. These requirements specify complex methods for identification, monitoring, storage, treatment and disposal of waste materials managed during a project. Failure to meet these requirements could result in substantial fines and other penalties.

     Environmental legislation and regulations have changed rapidly in recent years, and it is likely that the Company will be subject to even more stringent environmental standards in the future. For example, the ultimate effect of the regulations to be implemented under the Clean Air Act Amendments of 1990 (the "Clean Air Act"), and the actual amount of any capital expenditures required thereby, will depend on how the Clean Air Act is interpreted and implemented pursuant to regulations that are currently being developed and on additional factors such as the evolution of environmental control technologies and the economic viability of these technologies. For these reasons, future capital expenditures for environmental control facilities cannot be predicted with accuracy; however, one may expect that environmental control standards will become increasingly stringent and that the expenditures necessary to comply with them could increase substantially.

     Local, state, federal, foreign and supranational governments and agencies have also from time to time proposed or adopted other types of laws, regulations or initiatives with respect to the scrap metals recycling industry, including laws, regulations and initiatives intended to ban or restrict the intrastate, interstate or international shipment of wastes, to impose higher taxes or fees on certain shipments of waste, or to classify or reclassify certain categories of non-hazardous wastes as hazardous. Certain local, state, federal, foreign and international governments and agencies have promulgated "flow control" or other regulations, which attempt to require that all waste (or certain types of waste) generated within the jurisdiction in question must go to certain disposal sites. Due to the complexity of regulation of the industry and to public and political pressure, implementation of

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existing or future laws, regulations or initiatives by different levels of governments may be inconsistent and difficult to foresee.

     The Company requires, and must comply with, various permits and licenses to conduct its operations. Government agencies continually monitor compliance with permits and licenses and the Company's facilities are subject to periodic unannounced inspection by local, state and federal authorities. Violations of any permit or license, if not remedied, could result in the Company incurring substantial fines, suspension of operations or closure of a site.

     Governmental authorities have a wide variety of powerful administrative enforcement actions and remedial orders available to them to cause compliance with environmental laws or to remedy or punish violations of such laws. Such orders may be directed to various parties, including present or former owners or operators of the concerned sites, or parties that have or had control over the sites. In certain instances, fines and treble damages may be imposed. In the event that administrative actions fail to cure a perceived problem or where the relevant regulatory agency so desires, an injunction or temporary restraining order or damages may be sought in a court proceeding.

     Some laws also give private parties the right, in addition to existing common laws claims, to file claims for injunctive relief or damages against the owners or operators of the site. Public interest groups, local citizens, local municipalities and other persons or organizations may have a right to seek judicial relief for purported violations of law or releases of pollutants into the environment. In some jurisdictions, recourse to the courts by individuals under common law principles such as trespass or nuisance have been or may be enhanced by legislation providing members of the public with statutory rights of action to protect the environment. In such cases, even if a scrap metals recycling facility is operated in full compliance with applicable laws and regulations, local citizens and other persons and organizations may seek compensation for damages allegedly caused by the operation of the facility. In some cases, the operation of scrap metals recycling facilities is subjected to heightened public scrutiny because of residential or other non-industrial property uses that have developed around such facilities. So-called "Not In My Backyard" ("NIMBY") grass roots community opposition to such facilities can materially interfere with such facilities' on-going operations and growth.

     The Company believes that, with heightened legal, political and citizen awareness and concerns, all companies in the scrap metals recycling industry may be faced, in the normal course of operating their businesses, with fines and penalties and the need to expend substantial funds for capital projects, remedial work and operating activities, such as environmental contamination monitoring, soil removal, groundwater treatment, creation of engineered barriers, establishing institutional controls and related activities. Regulatory or technological developments relating to the environment may require companies engaged in the scrap metals recycling industry to modify, supplement or replace equipment and facilities at costs which may be substantial. Because the scrap metals recycling industry has the potential for discharge of materials into the environment, a material portion of the capital expenditures by the Company is expected to relate, directly or indirectly, to such equipment and facilities. Moreover, it is possible that future developments, such as increasingly strict requirements of environmental laws and regulations, and enforcement policies will require even more significant capital investments in this regard.

POTENTIAL ENVIRONMENTAL LIABILITY

     General. The Company is subject to potential liability and may also be required from time to time to clean up or take certain remedial action with regard to sites currently or formerly used in connection with its operations. Furthermore, the Company may be required to pay for all or a portion of the costs to clean up or remediate sites the Company never owned or on which it never operated if it is found to have arranged for transportation, treatment or disposal of pollutants or hazardous or toxic substances on or to such sites. The Company also is subject to potential liability for environmental damage that its assets or operations may cause nearby landowners, particularly as a

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result of any contamination of drinking water sources or soil, including damage resulting from conditions existing prior to the acquisition of such assets or operations. Any substantial liability for environmental damage could materially adversely affect the operating results and financial condition of the Company, and could materially adversely affect the marketability and price of the Company's stock.

     Incompleteness of Site Investigations. As part of its pre-transaction "due diligence" investigations, the Company typically hires an environmental consulting firm to conduct transaction screen reviews, or Phase I and/or Phase II site assessments of the sites owned or leased by particular acquisition or merger candidates (the "Pre-Transaction Site Assessments"). However, such Pre-Transaction Site Assessments have not covered (and will not in the future cover) all of the sites owned or leased by the companies which are acquired by or merge with the Company. Moreover, such Pre-Transaction Site Assessments which have occurred have not been designed or expected (and will not in the future be designed or expected) to disclose all material contamination or liability that may be present. For example, the Company does not include soil sampling or core borings as a standard part of the Phase I portion of its Pre-Transaction Site Assessments, even though such sampling and core borings might increase the chances of finding contamination on a particular site. Failure to conduct soil sampling and core borings on a particular site could result in the Company failing to identify a seriously contaminated site prior to an acquisition or merger, and could materially adversely affect the Company.

     Likelihood of Contamination at Some Sites. Pre-Transaction Site Assessments of the Company's current sites conducted by independent environmental consulting firms have revealed that some soil, surface water and/or groundwater contamination is likely at certain of these sites, and have recommended that certain additional investigations and remediation be conducted. Based upon its review of these reports, the Company believes that it is likely that contamination exists at certain of its sites and that it is likely that additional investigation, monitoring and remediation will be required at some of the sites. Also based upon its review of these reports, the Company believes that such contamination is likely to include, but not be limited to: polychlorinated biphenyls (PCBs); total petroleum hydrocarbons; volatile organic compounds (VOCs); antimony; arsenic; cadmium; copper; lead; mercury; silver; zinc; waste oil; toluene; meta-and para-xylenes; baghouse dust; and/or aluminum dross. The ultimate extent of such contamination cannot be stated with any certainty at this point, and there can be no assurance that the cost of remediation will be immaterial, and it is not unlikely that the Company will establish one or more reserves relating to environmental remediation in the future. The existence of such contamination could result in federal, state, local or private enforcement or cost recovery actions against the Company, possibly resulting in disruption of Company operations, the need for proactive remedial measures, and substantial fines, penalties, damages, costs and expenses being imposed against the Company.

     The Company expects to require future cash outlays as it incurs the actual costs relating to the remediation of environmental liabilities. The incurrence of the costs may have a material adverse effect on the Company's results of operation and financial condition.

     In connection with the acquisition of the assets of Aerospace Metals, Inc. ("Aerospace"), the Company has identified certain on-site contamination which will require remediation in accordance with a remediation plan prepared by an independent engineering firm. The costs of such remediation will be paid by the seller of the assets of Aerospace from an escrow fund established for such purpose out of the purchase consideration paid by the Company for such assets.

     Uncertain Costs of Environmental Compliance and Remediation. Many factors affect the level of expenditures the Company will be required to make in the future to comply with environmental requirements, including: (i) new local, state and federal laws and regulations; (ii) the developing nature of administrative standards promulgated under Superfund and other environmental laws, and changing interpretations of such laws; (iii) uncertainty regarding adequate control levels, testing and sampling procedures, new pollution control technology and cost benefit analyses based on market conditions; (iv) the incompleteness of information regarding the condition of certain sites;

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(v) the lack of standards and information for use in the apportionment of remedial responsibilities; (vi) the numerous choices and costs associated with diverse technologies that may be used in remedial actions at such sites; (vii) the possible ability to recover indemnification or contribution from third parties; and (viii) the time periods over which eventual remediation may occur. Therefore, the estimated costs, and the timing of such costs, for future environmental compliance (capital expenditures or increases in operating costs or other expenditures) and remediation cannot be accurately predicted and are necessarily imprecise; however, such costs could be material to future quarterly or annual results of operations of the Company. In addition, it is not possible to predict whether or not such costs can be passed on to customers through price increases.

     Lack of Environmental Impairment Insurance. In general, the Company's subsidiaries do not carry environmental impairment liability insurance. In general, the Company's subsidiaries operate under general liability insurance policies, which do not cover environmental damage. If one or more of the Company's subsidiaries were to incur significant liability for environmental damage not covered by environmental impairment insurance, or for other claims in excess of its general liability insurance and umbrella coverage, the Company's results of operations and financial condition could be materially adversely affected.

     Risks Associated With Certain By-Products. Although the majority of the Company's metal products are currently exempt from applicable solid waste regulations, the Company's scrap metals recycling operations produce significant amounts of by-products. Heightened environmental risk is associated with certain of these by-products. For example, certain of the Company's subsidiaries operate shredders for which the primary feed materials are automobile hulks and obsolete household appliances. Approximately 20% of the weight of an automobile hulk consists of material ("shredder fluff") which remains after the segregation of ferrous and saleable non-ferrous metals. Federal environmental regulations require shredder fluff to pass a toxic leaching test to avoid classification as a hazardous waste. The Company endeavors to have hazardous contaminants from the feed material removed prior to shredding and, as a result, the Company believes the shredder fluff generated is properly not considered a hazardous waste. Should the laws, regulations or testing methods change with regard to shredder fluff disposal, the Company may incur additional significant expenditures.

     Potential Superfund Liability. (a) The Company's Reserve Iron & Metal Limited Partnership ("Reserve Iron & Metal"), Cozzi Iron & Metal, Inc. ("Cozzi Iron & Metal") and Kankakee Scrap Corp. ("Kankakee Scrap") subsidiaries have received notices from the United States Environmental Protection Agency (the "EPA") that each such company and numerous other parties are considered potentially responsible parties ("PRPs") and may be obligated under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("Superfund" or "CERCLA") to pay a portion of the cost of remedial investigation, feasibility studies and, ultimately, remediation to correct alleged releases of hazardous substances at the Standard Scrap Metal/Chicago International Exporting Removal Action Site. Superfund may impose joint and several liability for the costs of remedial investigations and actions on the entities that arranged for disposal of certain wastes, the waste transporters that selected the disposal sites, and the owners and operators of such sites. Responsible parties (or any one of them) may be required to bear all of such costs regardless of fault, legality of the original disposal, or ownership of the disposal site. Based upon their analysis of the situation, the management of Reserve Iron & Metal, Cozzi Iron & Metal and Kankakee Scrap currently do not expect their aggregate potential liability to be in excess of $175,000. There can be no assurance, however, that their aggregate potential liability may not be greater than $175,000.

     (b) Cozzi Iron & Metal has received a notice from the EPA that Cozzi Iron & Metal is a PRP under Superfund in regard to the site referred to as H&H Recycling in Gary, Indiana. Cozzi Iron & Metal is not currently in a position to determine its potential liability in regard to this site. There can be no assurance that such potential liability will not be material.

     (c) Cozzi Iron & Metal was served in a private cost recovery action alleging that Cozzi Iron & Metal is a PRP under Superfund in regard to the site referred to as Gould Battery Site in

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Pennsylvania. Based upon its analysis of the situation, including transaction documentation and indemnifications, Cozzi Iron & Metal currently expects that its ultimate liability in regard to this matter will be de minimus, but there can be no assurance this will be the case.

     (d) Cozzi Iron & Metal has received a notice from the Port Refinery Joint Defense Group that an entity known as Riverside Trading has been joined as a defendant in a cost recovery action brought on behalf of the EPA under Superfund. Cozzi Iron & Metal is the parent of a subsidiary that operates a facility known as Riverside Iron & Steel. Based upon its analysis of the situation, including transaction documentation, Cozzi Iron & Metal currently expects that its ultimate liability in regard to this matter will be de minimus, but there can be no assurance this will be the case.

     Underground Storage Tanks. Underground storage tanks ("USTs") exist at several of the Company's sites. USTs are subject to various federal, state and local laws on their operation. In the event a release of regulated product has occurred, the Company may incur significant costs to investigate and remediate the release.

     Recommendations of Environmental Consultants. Environmental consultants to the Company have recommended that a variety of preventative and/or remedial actions be undertaken, including: the sampling of soil, surface and groundwater at its various facilities; the remediation of any existing contamination under applicable regulations; the development of Spill Prevention Control and Countermeasure Plans ("SPCC"); the completion of certain actions in regard to Storm Water Pollution Prevention Plans; the timely completion and/or filing of certain annual reports and summaries required by governmental agencies; the completion of Oil Discharge and Response Plans; and the remediation of certain materials suspected of containing asbestos. If the Company fails to follow these recommendations for an indefinite period of time, one or more of the sites might, potentially, be subject to a governmental enforcement action, the imposition of fines, penalties and damages, and/or require remediation at some future time at a cost which may have an adverse effect on the Company's results of operations and financial condition.

     Compliance History. The Company has, in the past, been found not to be in compliance with certain environmental laws and regulations, and has incurred fines associated with such violations which have not been material in amount and may in the future incur additional fines associated with such violations. The Company has also paid a portion of the costs of certain remediation actions at certain sites. No assurance can be given that material fines, penalties, damages and expenses resulting from additional compliance issues and liabilities will not be imposed on the Company in the future.

EMPLOYEE HEALTH AND SAFETY

     The Company's operations are subject to regulation by federal, state and local agencies responsible for employee health and safety, including the Occupational Safety and Health Administration ("OSHA"). A total of four accidental deaths of, and two serious accidental injuries to, employees have occurred at the Company's Cozzi Iron & Metal, HouTex Metals Company, Inc. ("HouTex") and Reserve Iron & Metal subsidiaries during the past four years. Cozzi Iron & Metal and Reserve Iron & Metal have been fined by OSHA in regard to such incidents. HouTex has also been cited and fined by OSHA for alleged failure to establish energy control procedures and employee training in regard to mobile shearing equipment. No assurance can be given that potential liabilities of the Company in regard to such deaths and injuries, or in regard to any future deaths of or injuries to the Company's employees, will not be material.

LABOR RELATIONS

     Many of the Company's active employees are represented by various labor unions, including the Teamsters Union, the United Steel Workers Union and the United Auto Workers. As the Company's (and its subsidiaries') agreements with these unions expire, there can be no assurance that the Company will be able to negotiate extensions or replacements thereof on terms favorable to the Company, or at all, or that the Company will not experience strikes, lockouts or other labor
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actions from time to time. The Company's agreement with two bargaining units of the Teamsters Union, Local 714, representing approximately 215 employees at Cozzi Iron & Metal and one of its subsidiaries, expired on February 28, 1998, and the Company has been operating under an extension thereof, while participating with the union in negotiations regarding a new contract. On April 23, 1998, the Company reached a tentative agreement with the two bargaining units. There can be no assurance that the Company will be able to negotiate a final labor agreement with respect to such employees or that new labor agreements will be reached with the Company's other unions as such labor contracts expire. Any labor action resulting from the foregoing may have a material adverse effect on the Company or its results of operations.

CONTROL BY PRINCIPAL STOCKHOLDERS; POTENTIAL CONFLICTS OF INTEREST

     Pursuant to the stockholder's agreement (the "Stockholders Agreement"), among Albert A. Cozzi, Frank J. Cozzi and Gregory P. Cozzi (the "Cozzi Shareholders"), T. Benjamin Jennings and Gerard M. Jacobs (the "MTLM Shareholders"), Samstock, L.L.C. ("Samstock") and the Company, the Company's Board of Directors is comprised of five directors nominated by the Cozzi Shareholders, five directors nominated by the MTLM Shareholders, and one director nominated by Samstock. Further, the Cozzi Shareholders, the MTLM Shareholders and Samstock as of December 31, 1997 owned approximately 47% of the issued and outstanding shares of Common Stock. As a result of their shareholdings, the Cozzi Shareholders, the MTLM Shareholders and Samstock may be deemed to have effective control over the affairs and management of the Company. There can be no assurance that this influence will be used in a manner that is consistent with the interests of the holders of the Notes.

     The parties to the Stockholders Agreement also have agreed to vote for proposals, if and when presented by the Company, to amend the Company's organizational documents to require the approval of at least two-thirds of the Board of Directors to take certain actions. If the Company's organizational documents are amended to reflect these restrictions, and the Board of Directors cannot agree on the Company's strategic direction, a minority of four dissenting directors could prevent the Company from taking certain actions. Should the Board of Directors be unable to act because a minority of dissenting directors prevents it from taking a significant action, this impasse could have a material adverse effect on the Company's results of operations and financial condition.

     Certain decisions concerning the operations or financial structure of the Company may present conflicts of interest between the Company's shareholders and its creditors. For example, if the Company encounters financial difficulties or is unable to pay its debts as they become due, the interests of the Company's shareholders might conflict with those of its creditors. The Company's shareholders also may have an interest in pursuing acquisitions, divestitures, financings or other transactions that could enhance their equity investment, even though such transactions might involve risk to the Company's creditors. Because the members of the Company's senior management team are significant shareholders of the Company, any such conflict of interest may be resolved in favor of the Company's shareholders to the detriment of the Company's creditors.

DEPENDENCE ON KEY PERSONNEL

     The Company's operations to date have depended in large part on the skills and efforts of its senior management team, including T. Benjamin Jennings, its Chairman and Chief Development Officer, Gerard M. Jacobs, its Chief Executive Officer, and Albert A. Cozzi, its President and Chief Operating Officer. In addition, because the Company's senior management team (other than Mr. Cozzi) has limited experience in the scrap metals recycling business, the Company relies substantially on the experience of the management of its subsidiaries with regard to day-to-day operations. While the Company has employment agreements with Messrs. Jennings, Jacobs and Cozzi and certain members of its management team at the subsidiary level, there can be no assurance that the Company will be able to retain the services of any of the foregoing. The loss of any member of its senior management team or a significant number of managers could have a material adverse effect on the Company's efforts to manage and integrate acquisitions and may also adversely impact the Company's ability to implement its consolidation strategy.
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FAILURE TO ACQUIRE JOINT VENTURE INTEREST

     As a result of the acquisition of Cozzi Iron & Metal, the Company owns a 50% membership interest in PerlCo, L.L.C., a limited liability company with operations in Memphis, Tennessee. The Company has signed a binding letter of intent to acquire the remaining 50% interest in this joint venture. However, there can be no assurance that the Company will acquire this remaining interest. If the Company is unable to acquire this joint venture interest, the Company may be unable to realize some of the benefits anticipated in connection with its Cozzi Iron & Metal acquisition and may be prohibited by the agreement governing the joint venture from taking actions with respect to the joint venture's operations that may be in the Company's best interest.

DEPENDENCE ON SCRAP SUPPLIERS

     The profitability of the Company's scrap recycling operations depends, in part, on the availability of an adequate source of supply. The Company acquires its scrap inventory from numerous sources. These suppliers generally are not bound by long-term contracts and have no obligation to continue selling scrap materials to the Company. If a substantial number of scrap suppliers cease selling scrap metals to the Company, the Company's results of operations or financial condition would be materially and adversely affected.

CONCENTRATION OF CUSTOMERS AND CREDIT RISK

     The Company's five largest customers represented approximately 30.1% of consolidated net sales for the nine months ended December 31, 1997. Accounts receivable balances from these customers represented approximately 26.7% of consolidated accounts receivable at December 31, 1997. The loss of any one of the Company's significant customers could adversely affect the Company's results of operations or financial condition.

     In connection with the sale of the Company's products, the Company generally does not require collateral as security for customer receivables. Certain of the Company's subsidiaries have significant balances owing from customers that operate in cyclical industries and under leveraged conditions that may impair the collectibility of these receivables. Failure to collect a significant portion of amounts due on these receivables could have a material adverse effect on the Company's results of operations or financial condition.

COMPETITION

     The metals recycling industry is highly competitive and subject to significant changes in overall market conditions. Certain of the Company's competitors have substantially greater financial, marketing and other resources. There can be no assurance that the Company will be able to obtain its desired market share or compete effectively in its markets.

USE OF SCRAP ALTERNATIVES

     The increased demand for scrap metals by the expanding mini-mill industry has caused a tightness in the supply and demand balance for ferrous scrap. The relative scarcity of ferrous scrap, particularly the "cleaner" grades, and its high price have created opportunities for producers of alternatives to scrap metals. Although these alternatives have not been a major factor in the industry to date, there can be no assurance that the use of alternatives to scrap metals will not proliferate if the prices for scrap metals continue to rise and if the levels of available unprepared ferrous scrap continue to decrease. Any significant increase in the use of scrap metals alternatives by current consumers of processed scrap metals could have a material adverse effect on the Company.

POTENTIAL RESTRICTIONS ON MERGERS AND OTHER ACTIONS

     Section 203 of the Delaware General Corporation Law (the "Delaware Business Combination Statute") prohibits, under certain circumstances, "business combinations" between a Delaware corporation whose stock is publicly-traded and an "interested stockholder" of such corporation. The provisions prohibiting "business combinations" could delay or frustrate the removal of

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

incumbent directors or a change in control of the Company. The provisions could also discourage, impede, or prevent a merger, tender offer or proxy contest, even if such an event would be favorable to the interest of stockholders. In addition, the Company's certificate of incorporation authorizes the issuance of 4,000,000 shares of undesignated Preferred Stock, which the Board of Directors may cause the Company to issue in one or more series. The Board of Directors has designated 36,000 and 23,000 shares, respectively, of the Preferred Stock for issuance as Series A Convertible Preferred Stock ("Series A Preferred Stock") and Series B Convertible Preferred Stock ("Series B Preferred Stock"). The Board of Directors has the authority to fix the number of shares of Preferred Stock and determine or alter for each series, the voting powers, designations, preferences and rights of such shares. If the Company should ever issue Preferred Stock in addition to the Convertible Preferred Stock, such Preferred Stock could contain voting or other rights which could discourage, impede, or prevent a merger, tender offer or proxy contest which could be favorable to the interests of the stockholders.

     So long as shares of Series A or Series B Preferred Stock are outstanding, the Company is required to obtain the prior approval of the holders of at least a majority of all shares of the applicable Series of Preferred Stock outstanding at the time before: (i) increasing the authorized number of shares of such Series of Preferred Stock; (ii) altering or changing the rights, preferences or privileges of such Series of Preferred Stock or any other capital Stock of the Company so as to adversely affect such Series of Preferred Stock; or (iii) creating any new class or series of capital Stock having a preference over such Series of Preferred Stock as to distribution of assets upon liquidation, dissolution or winding up of the Company. This restriction could prevent the Company from taking actions which could be favorable to the interests of the stockholders.

VOLATILITY OF TRADING PRICE

     The trading price of the Common Stock has been, and in the future is expected to be, volatile and subject to market fluctuation as a result of a number of factors, including, but not limited to, merger and acquisition announcements and developments, current and anticipated results of operations, execution of private or public equity or debt placements, filing and effectiveness of registration statements relating to the Common Stock, future product offerings by the Company or its competitors and factors unrelated to the operating performance of the Company. The trading price of the Common Stock may also vary as a result of changes in the business, operations, prospects or financial results of the Company, general market and economic conditions, additional future proposed acquisitions by the Company and other factors. Failure in any fiscal quarter to meet the investment community's revenues or earnings expectations, if any, could have an adverse impact on the trading price of the Common Stock, as could sales of large amounts of Common Stock by existing stockholders. In addition, sales of substantial amounts of Common Stock in the public market could adversely affect the market price of the Common Stock. In the event the market price of Common Stock were adversely affected by such sales, the Company's access to equity capital markets could be adversely affected and issuances of Common Stock in connection with acquisitions, or otherwise, could dilute future earnings per share. Management believes that the Company's stock price reflects an assumption that its existing pending acquisitions will be completed. If these acquisitions are not completed, the trading price of the Common Stock could be adversely affected.

YEAR 2000 LIABILITY

     The Company is in the process of reviewing its existing computer software systems, and in connection with that process is analyzing whether or not the Company faces a "Year 2000" problem, a problem that is expected to arise with respect to computer programs that use only two digits to identify a year in the date field, and which were designed and developed without considering the impact of the upcoming change in the century. Although the Company has not yet made a final determination as to whether the various computer systems at its operations will give rise to a "Year 2000" problem, the Company believes that any such problem, if it arises in the future, should not be material to the Company's operations.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          METAL MANAGEMENT, INC.

                                          By:    /s/ DAVID A. CARPENTER
                                            ------------------------------------
                                            David A. Carpenter,
                                            Vice President and General Counsel
Dated: May 1, 1998